                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CHICAGO MINIATURE LAMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          CHICAGO MINIATURE LAMP, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1997

To the Shareholders of Chicago Miniature Lamp, Inc.:

         The Annual Meeting of Shareholders of Chicago Miniature Lamp, Inc. (the "Company") will be held at the offices of CML Fiberoptics, Inc., 45 Bartlett Street, Marlborough, Massachusetts on April 29, 1997, at 11:00 a.m. for the following purposes:

         1. To elect seven directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

         2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the year ending November 30, 1997; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record as of the close of business on March 20, 1997, will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                             By Order of the Board of Directors,


                                             /s/ Ronald S. Goldstein
                                             -----------------------------------
                                             Ronald S. Goldstein
                                             Secretary

March 27, 1997

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                          CHICAGO MINIATURE LAMP, INC.
                               500 CHAPMAN STREET
                          CANTON, MASSACHUSETTS 02021

                                   ---------

                                PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Chicago Miniature Lamp, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of CML Fiberoptics, Inc., 45 Bartlett Street, Marlborough, Massachusetts on April 29, 1997, at 11:00 a.m., or any adjournment thereof.

         If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The shareholder may revoke the proxy at any time prior to the voting thereof.

         The annual report of the Company for the year ended December 3, 1996, is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of the proxy solicitation will be paid by the Company.

                         SHAREHOLDERS ENTITLED TO VOTE
                                      AND
                             PRINCIPAL SHAREHOLDERS

         The only voting securities of the Company are common shares. Shareholders of record as of the close of business on March 20, 1997, are entitled to notice of and to vote at the Annual Meeting. As of March 20, 1997, there were 19,457,249 shares of Common Stock outstanding, each share being entitled to one vote.

         The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and the ratification of the selection of auditors. The approximate date on which this proxy statement and the proxy form were first sent to shareholders was March 27, 1997.

         The following table sets forth certain information regarding those persons known to management to hold beneficially at least 5% of the outstanding shares of Common Stock of the Company and the ownership by all executive officers and directors as a group.

                                                               Amount of                      Percent
Name and Address of Beneficial Owner                    Beneficial Ownership(l)               of Class
------------------------------------                    -----------------------               --------
Frank M. Ward . . . . . . . . . . . . . . . . . . .            10,106,570(2)                      51.7%
   individually and as trustee
   500 Chapman Street
   Canton, MA 02021
All executive officers and directors
   as a group (8 persons) . . . . . . . . . . . . .            10,547,354                         53.7%

-------------------
(1) Includes shares underlying options which are exercisable or exercisable within sixty (60) days from the date of this Proxy Statement.

(2) Includes 7,755,570 shares owned by Frank M. Ward and Eileen M. Ward as joint tenants with right of survivorship, 500,000 shares owned by Frank
       M. Ward GRAT Trust, of which Mr. Ward is one of two Trustees, and 1,851,030 shares owned by Frank M. Ward, as trustee under certain trust agreements for each of his five children dated May 23, 1995 (the "Trust Agreements"). The Trust Agreements terminate upon each child reaching the age of 35 (the first of such trusts Will terminate in 2005).

                             ELECTION OF DIRECTORS

         PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         It is proposed that the shareholders elect seven directors. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed below and cannot be voted for more than seven nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute. Certain information concerning the nominees is set forth below.

                                                                                     COMMON STOCK
                                                             SERVED            BENEFICIALLY OWNED AS OF
                                                               AS                  MARCH 20, 1997(1)
                                                            DIRECTOR               -----------------
 NAME                                            AGE         SINCE          NO. SHARES           % SHARES
 ----                                            ---         -----          ----------           --------
Frank M. Ward                                     52          1992           10,106,570(2)          51.7
Werner Arnold                                     43          1996              170,000                *
Donald S. Dewsnap                                 62          1995               13,950                *
Michael J. Giani                                  68          1995               27,000                *
Ronald S. Goldstein                               48          1995              111,757                *
Richard E. Ingram                                 55          1996               23,500                *
Thomas L. Kanaya                                  59          1995               69,149                *

-------------------
*   Less than 1%

(1) Includes shares underlying options which are exercisable or exercisable within sixty (60) days from the date of this Proxy Statement.

(2) Includes 7,755,570 shares owned by Frank M. Ward and Eileen M. Ward as joint tenants with right of survivorship, 500,000 shares owned by Frank M. Ward GRAT Trust, of which Mr. Ward is one of two Trustees, and 1,851,030 shares owned by Frank M. Ward, as trustee under the Trust Agreements for each of his five children.

         Frank M. Ward has served as President, Chief Executive Officer and Director of the Company and Xenell since 1985. Prior to 1985, Mr. Ward was President of Xenell Marketing Corporation, an organization formed to manage the product development, marketing and distribution of the products of Xenell. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

         Werner A. Arnold is the President of CML-Alba, a subsidiary of the Company formed in May 1996 to consummate the acquisition of W. Albrecht GmbH
u. Co KG and its interest in certain other affiliated entities (the "Alba Acquisition"). From 1994 to 1996, Mr. Arnold served as President and Chief Executive Officer of Alba-Germany. From 1985 to 1993, he served as General Manager and Executive Vice President of Engineering, Sales and Marketing of Alba. Mr. Arnold also served as an officer and director of certain affiliates of Alba. Mr. Arnold has a Masters in Engineering from Technical University of Munich, Germany. W. Arnold was elected as a Director of the Company in June 1996.

         Donald S. Dewsnap has been Chairman of Norlico Corp. since 1977, a supplier of engineered chemical dispense systems to industrial users. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap was elected a director of the Company in March 1995. W. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         Michael J. Giani is a Vice President of EDL a subsidiary of the Company acquired in 1994. Since joining IDI in 1974, Mr. Giani has served in various capacities including Director, Vice President and Secretary of IDI. As Vice President of IDI, Mr. Giani's responsibilities have included operations and purchasing. W. Giani is presently responsible for special projects at IDI. Mr. Giani was elected as a Director of the Company in September 1995.

         Ronald S. Goldstein has served as Chief Financial Officer and Secretary of the Company since September 1995. Mr. Goldstein is a Certified Public Accountant and, prior to joining the Company, served as a principal in the accounting firm of R. J. Gold & Co., which is located in Needham, Massachusetts. Prior to joining R. J. Gold & Co., Mr. Goldstein was a shareholder, officer and director of Greenfield, Goldstein, Green & Berger. Such companies served as the outside accountant for the Company from 1978 to 1994. Mr. Goldstein was elected a director of the Company in March 1995. Mr. Goldstein received a Bachelor of Science in Accounting and a Masters of Business Administration from Boston University.

         Richard E. Ingram has been the Chairman of the Board of Builder Marts of America, Inc., a national distributor of lumber and building materials, since November 1988, and he was its Chief Executive Officer until November 1993. He was a founding director of Carolina First Corporation, the holding company for Carolina First Bank, and Ingram Enterprises, Inc., a real estate development and investment banking company. He is also a director of Synalloy Corporation, Columbia Lumber, a retail lumber business, and Tel-Pan Communications, Inc., a long distance provider in Panama. He has served on the Policy Advisory Board of the Joint Center for Urban Studies at Harvard University. Mr. Ingram is a graduate of the American Institute of Banking and the

University of North Carolina Executive Program. Mr. Ingram was elected a director of the Company effective August 1, 1996.

         Thomas L Kanaya has been Vice President of International Operations for the Company and Xenell since 1987. His primary responsibility is purchasing component parts from the Pacific Rim and maintaining a relationship with the Pacific Rim suppliers. Prior to his employment with the Company, he was President of Asahi International, a primary supplier of lighting materials to the United States and Europe. He was elected as a director of the Company in March 1995. Mr. Kanaya earned his degree in Business from the Hokkaido University of Education, Hokkaido, Japan.

         The Company currently pays its non-employee and non-affiliated directors an annual fee of $10,000 for attendance at meetings of the Board of Directors or committees thereof. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

         The Board of Directors held eight meetings during the year ended December 1, 1996. The current standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee met once, the Compensation Committee met once and the Stock Option Committee met four times during the year ended December 1, 1996. All directors attended at least 75% of the meetings held during the year ended December 1, 1996 (during the period for which each was a director).

         Each of the following officers and/or directors failed to file reports with the Securities and Exchange Commission (the "Commission") pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, on a timely basis: Werner Arnold, a director of the Company, filed one delinquent report reflecting two transactions; Michael J. Giani, a director of the Company, filed one delinquent report reflecting one transaction; Ronald S. Goldstein, a director of the Company, filed one delinquent report reflecting three transactions; Donald J. MacCrindle, Executive Vice President of the Company, filed two delinquent reports reflecting two transactions; and Richard F. Parenti, Vice President - Finance and Chief Accounting Officer of the Company, filed two delinquent reports reflecting three transactions.

COMMITTEES

         The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee. The members of the Compensation Committee and the Stock Option Committee are Donald S. Dewsnap and Richard E. Ingram. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all executive officers of the Company. The Stock Option Committee administers the Company's Stock Option Plan and recommends grants of the specific options under the Stock Option Plan.

         The members of the Audit Committee are Ronald S. Goldstein, Donald S. Dewsnap and Richard E. Ingram. The Audit Committee has general responsibility for accounting and audit activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose total cash compensation for the year indicated exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                       ---------------------
                                                                                              AWARDS
                                                                 ANNUAL COMPENSATION   ---------------------
                                                                 -------------------   SECURITIES UNDERLYING
                                                       YEAR          SALARY($)                OPTIONS(#)
                                                       -----     -------------------   ---------------------
Frank M. Ward
      President and Chief Executive Officer . . .      1996                $  324,000
                                                       1995                $  360,000           ---
                                                       1994(l)             $2,000,000           ---
Donald J. MacCrindle
         Executive Vice President . . . . . . . .      1996                $  134,481           ---
                                                       1995                $  112,538          30,000
                                                       1994(l)             $   73,957           ---
Ronald S. Goldstein
         Chief Financial Officer  . . . . . . . .      1996                $  140,769          75,000

-------
(1)    For the nine-month period ended November 27, 1994.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION
                                           INDIVIDUAL GRANTS(1)                     FOR OPTION TERM(2)
                             -----------------------------------------------      ----------------------
                                               % OF
                             NUMBER OF        TOTAL
                             SECURITIES      OPTIONS
                             UNDERLYING     GRANTED TO   EXERCISE
                               OPTIONS      EMPLOYEES     PRICE   EXPIRATION
NAME                         GRANTED(#)      IN YEAR    ($/SHARE)    DATE           5%($)       10%($)
----                         ----------      -------    ---------    ----           -----       ------
Ronald S. Goldstein              30,000        17.24%      $13.67   12/4/05        $257,900     $653,600

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options are 100% vested as of December 1, 1996 and terminate ten years from the date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $22.26 and $35.45, respectively.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                 NUMBER                       UNDERLYING              VALUE OF UNEXERCISED
                                OF SHARES    VALUE      UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
       NAME                     ACQUIRED    REALIZED           YEAR-END                  YEAR-END($)(1)
       ----                     --------    --------    ----------------------      -----------------------
Donald J. MacCrindle              9,300     $211,575                5,700           $129,675 Exercisable
                                  5,000     $125,850               10,000           $251,700 Unexercisable

Ronald S. Goldstein                 ---          ---               75,000           $1,607,490 Exercisable

(1) Calculated based on the last reported sales price of $33.50 per share of Common Stock as reported on the Nasdaq National Market on December 1, 1996.

EMPLOYMENT AGREEMENT

         In December 1994, the Company entered into a three-year employment agreement with Mr. Ward. The agreement provided for a salary of $360,000, $420,000 and $480,000 for fiscal years 1995 through 1997, respectively. At the request of Mr. Ward, the employment agreement has been amended to reduce his salary to $250,000 for each of the fiscal years 1996 and 1997. The agreement also provides for the reimbursement of Mr. Ward's reasonable and necessary expenses in carrying out his duties as Chief Executive Officer, including an automobile and related expenses. Under the agreement, Mr. Ward is also entitled to receive all employee benefits under any retirement, pension, profit-sharing, insurance and other plans that are in effect or that may be later adopted. In the event of any disability that renders Mr. Ward incapable of performing his normal duties with the Company that continues for a period of one year, the Company may, at its option, terminate the employment contract.

         In connection with the Alba Acquisition, the Company entered into three-year employment agreements with Mr. Werner A. Arnold and Mr. Daniel S. Savocchia. After the first three-year term, the agreements can be extended annually for additional one-year terms. Mr. Arnold will be paid an annual salary of DM 225,000 and has received stock options to purchase an aggregate of 75,000 shares of Common Stock, which options have an exercise price of $24.33 per share and vest at the rate of 20% per year commencing May 30, 1997. Mr. Savocchia will be paid an annual salary of $100,000 and will receive a car allowance of $450 per month. Mr. Savocchia has received stock options to purchase an aggregate of 30,000 shares of Common Stock, which options have an exercise price of $24.33 per share and vest at the rate of 20% per year commencing May 30, 1997. The agreement with Mr. Arnold also provides for reimbursement of reasonable and necessary business expenses. Under the employment agreements, Messrs. Arnold and Savocchia are entitled to receive all employee benefits, rights and privileges under any retirement, pension, profit-sharing, insurance, hospital or other plans that may now be in effect or that may be later adopted. In the event of disability that renders either Mr. Arnold or Mr. Savocchia incapable of performing his normal duties for a period of six consecutive months, the Company may terminate such employee's employment by giving him notice in writing. In the event of such termination, Mr. Savocchia is entitled to (i) his then-current salary for the six-month period commencing with such disability or (ii) the unexpired term of his employment, whichever is less. Each employment agreement is also terminable by either party for cause. The agreements also contain non-compete clauses that prohibit Messrs. Arnold and

Savocchia from competing with the Company for a period of five years following termination of their employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the creation of the Compensation Committee on March 27, 1995, executive compensation decisions were made by the Company's Chief Executive Officer, Frank M. Ward. During the entire period from the beginning of fiscal 1995 through March 27, 1995, Mr. Ward was employed under the employment agreement described under the summary compensation table and Mr. Ward did not participate in any executive compensation decisions affecting himself, although he did request that his salary be reduced to $250,000 for fiscal years 1996 and 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Introduction

         Under rules of the Commission the Company is required to provide certain information concerning compensation provided to the Company's President and Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

    Compensation Committee Role

         The Compensation Committee of the Board of Directors was created on March 27, 1995. Since that date, the Compensation Committee has been responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

    Compensation Philosophy

         The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company's compensation is designed to:

         - provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         - provide compensation which relates to performance of the individual and is based upon individual performance;

         - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

    Executive Officers Compensation Program

         The Company's executive officers' compensation program is comprised of base salary, cash bonuses based upon individual performance and long-term incentive compensation in the form of stock options under the Stock Option Plan, which options are recommended by the Stock Option Committee. In addition, the Company's executive officers receive various other benefits, including medical benefits, which are generally available to the employees of the Company.

    Base Salary and Bonus Awards

         The Compensation Committee reviews the salaries of the executive officers of the Company annually. The Committee made salary decisions about the executive officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies with similar businesses to that of the Company. Second, the Committee considered the performance of the individual executive officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

         The salary of the Chief Executive Officer, Frank M. Ward, is established by an employment agreement entered into in December 1994. The employment agreement provided for an annual salary of $360,000 for fiscal year 1995, $420,000 for fiscal year 1996 and $480,000 for fiscal year 1997. Upon the request of Mr. Ward, the employment agreement has been amended to reduce Mr. Ward's salary to $250,000 for each of the fiscal years 1996 and 1997. He also received employee health benefits and automobile and expense allowances. Further, Mr. Ward received a bonus of $75,000 for the fiscal 1996. Mr. Ward received no stock option grants during the year. While the salary is set by agreement and is not subject to the discretion of the Compensation Committee, the Committee believes that the aggregate of salary and bonus is reasonable based upon his responsibilities, the revenue size of the Company, profitability of Company, growth and other factors when compared to chief executive officers of similar companies.

         Other than Mr. Ward, Donald J. MacCrindle, Executive Vice President and Ronald S. Goldstein, Chief Financial Officer and Secretary, were the only other executive officers receiving compensation exceeding $100,000. Other than Mr. Ward, no cash bonuses were awarded to any executive officer or employee, although the Compensation Committee will consider such bonuses in the future on a discretionary basis for extraordinary performance or accomplishments. Based upon surveys available to the Compensation Committee, the Committee believes that the salaries of the executive officers and senior employees of the Company are reasonable when compared to individuals with similar responsibilities at comparable companies.

    Stock Option Awards

         The Company maintains a Stock Option Plan which is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options are granted upon the recommendation of the Stock Option Committee with the approval of the disinterested members of the Board.

Executive officers and others are eligible to receive options under these plans. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Company's Stock Option Plan, whereby they are granted options exercisable at no less than fair market value on the date of grant. Because no benefit is received unless the Company's stock price performs favorably, awards under the Stock Option Plan are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         The stock option grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Stock Option Committee believes are necessary to attract, retain and motivate senior management and other key employees. The members of the Stock Option Committee and the Compensation Committee are the same, and stock option awards are considered in the package of the key employees. The Compensation Committee believes that stock option awards are rewards for past growth and the incentive for continued growth.

                                               COMPENSATION COMMITTEE
                                               Donald S. Dewsnap
                                               Richard Ingram

Date: March 25, 1997

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) Index and a Peer Group Composite. This graph assumes that $100 was invested as of the close of markets on June 16, 1995, the date of the Company's initial public offering, in the Company's Common Stock and in the indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.


                                    [GRAPH]




                                  June 16, 1995            December 3, 1995         December 1, 1996
----------------------------------------------------------------------------------------------------
Chicago Miniature Lamp, Inc.          $100.00                  $136.67                  $334.98
----------------------------------------------------------------------------------------------------
Nasdaq Stock Market (U.S.) Index      $100.00                  $116.14                  $142.26
----------------------------------------------------------------------------------------------------
Peer Group Composite(1)               $100.00                  $ 99.99                  $123.47
----------------------------------------------------------------------------------------------------

(1) Peer Group Composite includes the stock of nine companies selected for comparison purposes.

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                              CERTAIN TRANSACTIONS

         The Company leases on a month-to-month basis approximately 2,200 sq. ft. of office space in Canton, Massachusetts from Frank M. Ward, the President, Chief Executive Officer and a director of the Company. Rent expense on this facility was $45,000 for the nine-months ended November 27, 1994, $60,000 for the fiscal year ended December 3, 1995 and $67,000 for the year ended December 1, 1996, respectively. Management believes the rent to be comparable to the rent that would be paid to an unrelated party.

         In February 1994, the Company purchased its manufacturing facility located in Pauls; Valley, Oklahoma from Mr. Ward for $575,000. The facility had been previously leased from Mr. Ward for $205,000 and $190,000 for the fiscal years ended February 28, 1993, and February 27, 1994, respectively. The purchase price equaled the approximate depreciated historical cost to Mr. Ward as of the sale date. Management believes that such price was less than its fair market value at such time. Also, in February 1994, Mr. Ward sold to the Company for $141,000 certain machinery and equipment that he had purchased in 1991. The sale price equaled Mr. Ward's cost. The Company financed the purchase of the property and equipment by issuing a promissory note payable to Mr. Ward. This note has been paid in full.

         A portion of the net proceeds of the Company's initial public offering on June 16, 1995 was used to pay $17.5 million of the outstanding indebtedness under the Company's Amended and Restated Credit Agreement, thereby reducing the obligation of Frank M. Ward under his guaranty of such indebtedness. The Amended and Restated Credit Agreement has been further amended following the Company's initial public offering, and W. Ward's guaranty has been released.

         At December 1, 1996, Mr. Frank M. Ward owed the Company $515,000 for advances made to him or payments made on his behalf. Such amount was repaid by Mr. Ward in March, 1997.

         Ronald S. Goldstein, the Chief Financial Officer and a director of the Company, is a Certified Public Accountant and, during a part of fiscal 1995, was a principal in the accounting firm of R. J. Gold & Co. For the fiscal year ended December 3, 1995, R. J. Gold & Co. was paid approximately $138,000 for accounting services. In addition, on January 3, 1995, the Company issued to Mr. Goldstein 14,153 shares of its Common Stock for consulting services rendered by him. The shares were valued at such time at approximately $4.24 per share or $60,000. For the year ended February 1994, the Company paid accounting fees of approximately $63,000 to an accounting firm with whom Mr. Goldstein was associated.

         Mr. Werner A. Arnold, President of CML-Alba and a director of the Company, together with his wife and her father (collectively, the "Arnold Family") were the direct or indirect owners of Alba, and they sold their ownership interests in Alba to the Company in May 1996. In connection with the Alba Acquisition, and certain affiliated entities, the Company paid to the Arnold Family approximately DM 13.1 million (or approximately $8.5 million) in cash, assumed certain liabilities totaling approximately DM 7.5 million (or approximately $4.9 million) and issued 150,000 shares of the Company's Common Stock (valued at approximately $21.67 per share or $3.3 million).

                        INDEPENDENT PUBLIC ACCOUNTANTS

         The Certified Public Accounting firm of Ernst & Young LLP, the Company's independent accountants for 1996, has been selected as the Company's independent accountants for 1997. A representative of that accounting firm will be present at the meeting with the opportunity to make a statement and respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending November 30, 1997.

         On November 10, 1995, the Registrant changed its independent accountants from Arthur Andersen LLP to Ernst & Young LLP. The change was recommended by the Audit Committee following a review of competitive proposals submitted by the accounting firms and the Board of Directors approved the change. Arthur Andersen LLP was dismissed on November 10, 1995 and Ernst & Young LLP was engaged effective November 15, 1995. Ernst & Young LLP completed the audits of the Registrant's financial statements for the fiscal years ended December 3, 1995 and December 1, 1996.

         Arthur Andersen LLP served as the Registrant's independent accountants for the two most recent fiscal years prior to the change. During those periods and all subsequent interim periods preceding the change of accountants, Arthur Andersen's reports on the financial statements of the Registrant contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Likewise, during those periods and at all times prior to the change, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the matter in connection with any of its reports.

                                OTHER MATTERS

         The management has no information that any other matters will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named in the Proxy in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

                SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order to be included in the proxy materials for the 1998 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 1, 1998.

                                        CHICAGO MINIATURE LAMP, INC.


                                        By /s/ Ronald S. Goldstein
                                           -------------------------------------
                                           Ronald S. Goldstein, Secretary


Date: March 27, 1997

                                                                        APPENDIX


                          CHICAGO MINIATURE LAMP, INC.
                               500 CHAPMAN STREET
                                CANTON, MA 02021

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Frank M. Ward and Ronald S. Goldstein with the power to appoint their substitute, and hereby authorized them to represent and vote, as designated below, all the shares of common stock of Chicago Miniature Lamp, Inc. held of record by the undersigned as of March 20, 1997 at the Annual Meeting of Shareholders to be held on April 29, 1997 or any adjournment thereof.

         1. To elect seven Directors to hold office until the next Annual Meeting of Shareholders.

             -----                                 -----
                   FOR all nominees listed below         WITHHOLD AUTHORITY to vote for
             ----- (except as marked to the        ----- all nominees listed below
                    contrary below)

                    Werner Arnold                  Richard E. Ingram
                    Donald S. Dewsnap              Thomas L. Kanaya
                    Michael J. Giani               Frank M. Ward
                    Ronald S. Goldstein


         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.______________________

         2. Ratification of reappointment of Ernst & Young LLP as the Company's independent accountants for 1997.

                 FOR   [   ]                       AGAINST [   ]                     ABSTAIN [   ]

         3. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.


                   (Continued, and to be signed on next page)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



-------------------------------
Signature




-------------------------------
Signature, if held jointly


DATED:                   , 1997
       ------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                   [SCHIFINO & FLEISCHER, P.A. LETTERHEAD]
                               ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                                      ONE TAMPA CITY CENTER
FRANK N. FLEISCHER                                             SUITE 2700
CYNTHIA C. ELLIS                                       201 NORTH FRANKLIN STREET
                                                          TAMPA, FLORIDA 33602
                                                       TELEPHONE  (813) 223-1535
                                                       TELECOPIER (813) 223-3070


                                MARCH 28, 1997


Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549-1004

        Re:     Chicago Miniature Lamp, Inc.
                Proxy Statement

Gentlemen:

        On behalf of our client, Chicago Miniature Lamp, Inc., we are filing via Edgar, a definitive Proxy Statement being used in connection with the Company's forthcoming annual meeting of shareholders scheduled to be held April 29, 1997.


                                    Very truly yours,


                                    SCHIFINO & FLEISCHER, P.A.


                                    /s/ William J. Schifino
                                    --------------------------
                                        William J. Schifino

WJS/ah